SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 19, 2002

              (Date of earliest event reported): September 17, 2002

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      000-23699                                           52-1837515
(Commission File No.)                          (IRS Employer Identification No.)

                                2092 Gaither Road
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 296-2300








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ITEM 5.  OTHER EVENTS.

          In July, August and September 2000, several purported class action complaints were filed against us and Mr. Scott Stouffer, chairman of our board and our former chief executive officer (collectively the "defendants"). These complaints have since been combined into a single consolidated amended complaint (the "complaint"). The complaint alleges that between February 7, 2000 and August 23, 2000, the defendants made false and misleading statements that had the effect of inflating the market price of our stock, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On August 20, 2002, United States District Judge Deborah K. Chasanow entered an order in the United States District Court for the District of Maryland dismissing the consolidated securities class action complaint filed against us and Mr. Stouffer. On September 17, 2002, the plaintiffs appealed the District Court's decision to the United States Court of Appeals for the Fourth Circuit.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 19, 2002                    Visual Networks, Inc.


                                             /S/ PETER J. MINIHANE
                                             ----------------------------
                                             By:       Peter J. Minihane
                                             Title:    Chief Executive Officer,
                                             President and Director